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Dealertrack Technologies, Inc. Reports Fourth Quarter and Full Year 2012 Financial Results

Full year revenue increased 15% on an organic basis

Lake Success, N.Y., February 25, 2013 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the fourth quarter and year ended December 31, 2012.

GAAP Results for the Fourth Quarter 2012

▪	Revenue for the quarter was $101.8 million, as compared to $91.3 million for the fourth quarter of 2011.
▪	GAAP net income for the quarter was $0.5 million, as compared to GAAP net income of $32.9 million for the fourth quarter of 2011.
▪	Diluted GAAP net income per share for the quarter was $0.01, as compared to GAAP net income per share of $0.76 for the fourth quarter of 2011.

GAAP net income for the fourth quarter 2011 was positively impacted by a $26.8 million (net of tax), or $0.62 per share, non-cash gain related to the sale of ALG and a $2.8 million, or $0.06 per share, non-cash tax benefit related to a reversal in the valuation allowance against the company’s net U.S. deferred tax assets including disposed deferred tax liabilities.

Non-GAAP Results for the Fourth Quarter 2012

▪	Adjusted EBITDA for the quarter was $25.8 million, as compared to $20.3 million for the fourth quarter of 2011.
▪	Adjusted net income for the quarter was $13.7 million, as compared to $10.3 million for the fourth quarter of 2011.
▪	Diluted adjusted net income per share for the quarter was $0.31, as compared to $0.24 for the fourth quarter of 2011.

GAAP Results for the Year Ended December 31, 2012

▪	Revenue for the year was $388.9 million, as compared to $353.3 million for 2011.
▪	GAAP net income for the year was $20.5 million, as compared to $65.1 million for 2011.
▪	Diluted GAAP net income per share for the year was $0.46, as compared to $1.53 for 2011.

GAAP net income for 2011 was positively impacted by a $26.8 million (net of tax), or $0.63 per share, non-cash gain related to the sale of ALG and a $25.1 million, or $0.59 per share, non-cash tax benefit related to a reversal in the valuation allowance against the company’s net U.S. deferred tax assets including disposed deferred tax liabilities.

Non-GAAP Results for the Year Ended December 31, 2012

▪	Adjusted EBITDA for the year was $97.3 million, as compared to $85.9 million for 2011.
▪	Adjusted net income for the year was $49.1 million, as compared to $43.4 million for 2011.
▪	Diluted adjusted net income per share for the year was $1.12, as compared to $1.02 for 2011.

Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, commented, “We had a strong finish to 2012 with full-year revenue that was significantly above our original expectations and exceeded $100 million for the first time on a quarterly basis. With a broad suite of technology solutions for auto dealers, we believe we are making progress helping dealers transform auto retailing through an integrated suite of software. As we continue to realize this vision, we believe the business momentum we generated in 2012 will carry us into 2013 and beyond.”

Guidance for 2013

Dealertrack’s guidance for 2013, which does not include the impact of the pending acquisition of Casey & Casey NPS, Inc., is as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $447.0 million and $456.0 million, an increase of 15% to 17% from 2012.
▪	GAAP net income for the year is expected to be between $10.0 million and $13.0 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.22 and $0.29.

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $111.0 million and $115.0 million.
▪	Adjusted net income for the year is expected to be between $54.0 million and $57.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $1.19 and $1.26.

Diluted GAAP net income and adjusted net income per share guidance for the year is based on an estimated 45.4 million diluted weighted average shares outstanding. The guidance assumes that new car sales by franchised dealers will be approximately 15.2 million units and used car sales by franchised dealers will be approximately 15.0 million units in 2013.

Conference Call

Dealertrack will host a conference call to discuss its fourth quarter and full year 2012 results and other matters on February 25, 2013 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the Dealertrack website until March 11, 2013.

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Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income.  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as:  impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other non-recurring items.

All stock-based compensation expense is excluded from the calculation of the adjusted EBITDA non-GAAP measure. This may reduce the comparability with prior periods. This non-cash expense was included in presentations prior to the fourth quarter of 2011.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other non-recurring items.  These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies.  Adjusted EBITDA and adjusted net income are also presented because the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements.  Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons.  Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.  Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

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About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies’ intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents, and aftermarket providers. In addition to the industry’s largest online credit application network, connecting more than 19,000 dealers with more than 1,200 lenders, Dealertrack Technologies delivers the industry’s most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Interactive, and Registration and Titling  solutions. For more information visit  www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2013 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

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DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net revenue	$101,775	$91,259	$388,872	$353,294
Cost of revenue	58,358	52,031	220,695	197,152
Product development	2,920	3,263	11,732	13,012
Selling, general and administrative	39,016	33,575	142,518	128,892
Total operating expenses	100,294	88,869	374,945	339,056
Income from operations	1,481	2,390	13,927	14,238
Interest expense, net	(3,072)	(288)	(10,056)	(596)
Other income (expense), net	589	1,184	(5,532)	1,360
Gain on disposal of subsidiaries and sale of other assets	-	47,321	33,193	47,321
Earnings from equity method investment, net	430	-	1,167	-
Realized gain on securities	-	-	4	409
(Loss) income before benefit from (provision for) income taxes, net	(572)	50,607	32,703	62,732
Benefit from (provision for) income taxes, net	1,071	(17,727)	(12,249)	2,403
Net income	$499	$32,880	$20,454	$65,135

Basic net income per share	$0.01	$0.79	$0.48	$1.58
Diluted net income per share	$0.01	$0.76	$0.46	$1.53
Weighted average common stock outstanding (basic)	42,765	41,613	42,508	41,270
Weighted average common stock outstanding (diluted)	44,221	43,038	43,999	42,527

Adjusted EBITDA (non-GAAP) (a)	$25,773	$20,315	$97,273	$85,904
Adjusted EBITDA margin (non-GAAP) (b)	25%	22%	25%	24%
Adjusted EBITDA - previous presentation (non-GAAP) (a) (c)	$22,383	$17,415	$83,681	$74,409
Adjusted EBITDA margin - previous presentation (non-GAAP) (b)	22%	19%	22%	21%
Adjusted net income (non-GAAP) (a)	$13,673	$10,250	$49,068	$43,443
Diluted adjusted net income per share (non-GAAP)	$0.31	$0.24	$1.12	$1.02

Stock-based compensation expense was classified as follows:
Cost of revenue	$601	$483	$2,429	$1,791
Product development	160	187	749	735
Selling, general and administrative	2,629	2,230	10,414	9,086
	$3,390	$2,900	$13,592	$11,612

(a)     See Reconciliation Data.

(b)     Represents adjusted EBITDA as a percentage of net revenue.

(c)     Includes expense for stock based compensation. Stock based compensation expense was included in adjusted EBITDA prior to Q4 2011.

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DEALERTRACK TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$143,811	$78,709
Marketable securities	34,031	46
Customer funds	1,999	1,097
Customer funds receivable	14,077	18,695
Accounts receivable, net	43,679	37,588
Deferred tax assets, net	4,412	9,171
Prepaid expenses and other current assets	19,142	23,011
Total current assets	261,151	168,317

Marketable securities - long-term	4,428	-
Property and equipment, net	27,407	21,637
Software and website development costs, net	46,182	37,341
Investments	122,808	89,000
Intangible assets, net	117,599	96,441
Goodwill	270,646	200,840
Deferred tax assets, net	43,611	34,421
Other assets - long-term	16,684	12,356
Total assets	$910,516	$660,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$50,752	$41,194
Customer funds payable	16,076	19,792
Deferred revenue	7,959	9,115
Deferred tax liabilities	3,031	3,443
Due to acquirees	11,124	-
Capital leases payable	100	255
Total current liabilities	89,042	73,799
Long-term liabilities	250,157	91,798
Total liabilities	339,199	165,597
Total stockholders' equity	571,317	494,756
Total liabilities and stockholders' equity	$910,516	$660,353

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DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2012	2011
Operating activities:
Net income	$20,454	$65,135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,678	50,688
Deferred tax provision (benefit)	751	(3,370)
Stock-based compensation expense	13,592	11,612
Provision for doubtful accounts and sales credits	7,306	7,008
Earnings from equity method investment, net	(1,167)	-
Amortization of deferred interest	927	31
Deferred compensation	150	200
Stock-based compensation windfall tax benefit	(6,716)	-
Gain on disposal of subsidiaries and sale of other assets	(33,193)	(47,321)
Amortization of debt issuance costs and debt discount	7,566	333
Change in contingent consideration	(900)	(2,000)
Change in fair value of warrant	6,310	(1,000)
Realized gain on securities	(4)	(409)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(13,321)	(17,157)
Prepaid expenses and other current assets	10,985	(3,983)
Other assets — long-term	6,202	922
Accounts payable and accrued expenses	1,075	(609)
Deferred rent	397	30
Deferred revenue	(188)	2,850
Other liabilities — long-term	(1,181)	1,966
Net cash provided by operating activities	70,723	64,926

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Consolidated Statements of Cash Flows (continued)
	Twelve Months Ended
	December 31,
	2012	2011
Investing activities:
Capital expenditures	(9,951)	(9,555)
Capitalized software and website development costs	(22,762)	(20,086)
Proceeds from sale of Chrome-branded asset	5,500	-
Purchases of marketable securities	(70,175)	-
Proceeds from sales and maturities of marketable securities	30,856	2,935
Cash contributed for equity method investment	(1,750)	-
Payment for cost method investment	-	(7,500)
Payment for acquisition of business and intangible assets, net of acquired cash	(129,882)	(151,962)
Net cash used in investing activities	(198,164)	(186,168)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(538)	(472)
Proceeds from the exercise of employee stock options	7,829	10,101
Proceeds from employee stock purchase plan	821	669
Purchases of treasury stock	(831)	(484)
Proceeds from issuance of senior convertible notes	200,000	-
Payments for debt issuance costs	(7,723)	(1,908)
Payments for convertible note hedges	(43,940)	-
Proceeds from issuance of warrants	29,740	-
Stock-based compensation windfall tax benefit	6,716	-
Net cash provided by financing activities	192,074	7,906

Net increase (decrease) in cash and cash equivalents	64,633	(113,336)
Effect of exchange rate changes on cash and cash equivalents	469	(518)
Cash and cash equivalents, beginning of year	78,709	192,563
Cash and cash equivalents, end of year	$143,811	$78,709

Supplemental disclosure:
Cash paid for:
Income taxes	$3,275	$6,100
Interest	2,072	279
Non-cash investing and financing activities:
Non-cash consideration issued for investment in Chrome Data Solutions	42,301	-
Non-cash consideration issued for acquisition of ClickMotive	250	-
Non-cash consideration issued for acquisition of eCarList	-	12,956
Non-cash consideration issued for investment in TrueCar and license	-	86,100
Accrued capitalized hardware, software and fixed assets	7,316	2,456
Assets acquired under capital leases and financing arrangements	774	39

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DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP net income	$499	$32,880	$20,454	$65,135
Interest income	(150)	(61)	(745)	(331)
Interest expense - cash	931	349	3,357	927
Interest expense - non-cash	2,291	-	7,444	-
Provision for (benefit from) income taxes, net	(1,071)	17,727	12,249	(2,403)
Depreciation of property and equipment and amortization of capitalized software and website costs	6,170	5,452	23,345	20,961
Amortization of acquired identifiable intangibles	7,849	7,616	28,333	29,727
EBITDA (non-GAAP)	16,519	63,963	94,437	114,016
Adjustments:
Gain on disposal of subsidiaries and sale of other assets	-	(47,321)	(33,193)	(47,321)
Acquisition-related and other professional fees	589	2,115	2,711	4,721
Contra-revenue	1,025	1,016	4,215	4,248
Integration and other related costs (including amounts related to stock-based compensation)	826	214	1,530	1,223
Change in fair value of warrant	-	(1,000)	6,310	(1,000)
Rebranding expense	1,053	-	1,909	-
Acquisition-related contingent consideration changes and compensation expense, net	1,374	(1,572)	1,777	(1,069)
Amortization of equity method investment basis difference	997	-	3,985	-
Realized gain on sale of previously impaired securities	-	-	-	(409)
Adjusted EBITDA - previous presentation (non-GAAP)	$22,383	$17,415	$83,681	$74,409
Stock-based compensation (excluding amounts included in integration and other related costs)	3,390	2,900	13,592	11,495
Adjusted EBITDA (non-GAAP)	$25,773	$20,315	$97,273	$85,904

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DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP net income	$499	$32,880	$20,454	$65,135
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	-	438	-	(21,912)
Amortization of acquired identifiable intangibles	7,849	7,616	28,333	29,727
Stock-based compensation (excluding integration and other related costs)	3,390	2,900	13,592	11,495
Gain on disposal of subsidiaries and sale of other assets	-	(47,321)	(33,193)	(47,321)
Interest expense - non-cash (not tax-impacted)	2,291	-	7,444	-
Acquisition-related and other professional fees	589	2,115	2,711	4,721
Contra-revenue	1,025	1,016	4,215	4,248
Integration and other related costs (including amounts related to stock-based compensation)	826	214	1,583	1,223
Change in fair value of warrant	-	(1,000)	6,310	(1,000)
Amortization of equity method investment basis difference	997	-	3,985	-
Rebranding expense	1,053	-	1,909	-
Acquisition-related contingent consideration changes and compensation expense, net	1,374	(1,572)	1,777	(1,069)
Accelerated depreciation of certain technology assets	-	-	1,004	-
Disposed deferred tax liabilities (non-taxable)	-	(3,221)	-	(3,221)
Amended state tax returns impact (non-taxable)	-	-	-	(239)
Realized gain on sale of previously impaired securities (non-taxable)	-	-	-	(409)
Tax impact of adjustments (a)	(6,220)	16,185	(11,056)	2,065
Adjusted net income (non-GAAP)	$13,673	$10,250	$49,068	$43,443

(a)   The tax impact of adjustments for the three and twelve months ended December 31, 2012 are based on a U.S. statutory tax rate of 38.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.1% and 37.8%, respectively, for the three months ended December 31, 2012, and 38.1% and 37.7%, respectively, for the twelve months ended December 31, 2012. The tax impact of adjustments for the three and twelve months ended December 31, 2011 were based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 35.6% and 35.2%, respectively, for the three months ended December 31, 2011, and 37.2% and 37.0%, respectively, for the twelve months ended December 31, 2011.

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DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2013
	Expected Range

GAAP net income	$10.0	$13.0
Interest, net	13.0	13.0
Income taxes, net	6.1	8.0
Amortization of basis difference from joint venture	2.8	2.8
Depreciation and amortization	25.1	24.2
Amortization of acquired identifiable intangibles	29.7	29.7
EBITDA (non-GAAP)	86.7	90.7
Adjustments:
Stock-based compensation (excluding amounts included in integration and other related costs)	15.1	15.1
Non-recurring costs (a)	4.0	4.0
Contra-revenue	5.2	5.2
Adjusted EBITDA - (non-GAAP)	$111.0	$115.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding and fair value adjustments.

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DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)
	Year Ending December 31, 2013
	Expected Range

GAAP net income	$10.0	$13.0
Adjustments:
Stock-based compensation	15.1	15.1
Amortization of acquired identifiable intangibles	29.7	29.7
Amortization of basis difference from joint venture	2.8	2.8
Non-cash interest expense (not tax-impacted)	9.2	9.2
Non-recurring costs (a)	4.0	4.0
Contra-revenue	5.2	5.2
Tax impact of adjustments (b)	(22.0)	(22.0)
Adjusted net income (non-GAAP)	$54.0	$57.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding, accelerated depreciation and fair value adjustments.

(b) The tax impact of adjustments are based on a blended tax rate of 38% applied to taxable adjustments.

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DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Dec 30,	Sep 30,	Jun 31,	Mar 31,	Dec 31,
	2012	2012	2012	2012	2011
Active U.S. dealers (a)	19,067	19,107	18,638	18,345	17,543
Active U.S. lenders (b)	1,261	1,237	1,212	1,165	1,120
Transactions processed (in thousands) (c)	20,782	22,738	22,562	21,751	18,769
Active U.S. lender to dealer relationships (d)	174,628	178,809	177,570	172,075	164,776
Subscribing dealers (e)	17,619	16,421	16,280	16,143	16,003

(a) We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(b) We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(c) Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, DealerTrack Processing Solutions and Dealertrack Canada networks at the end of a given period.

(d) Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period. 2011 results are recalculated to reflect an improved methodology of accumulating relationships. As previously reported: December 31, 2011 - 151,126.

(e) Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period.

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DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Dec 30,	Sep 30,	Jun 31,	Mar 31,	Dec 31,
	2012	2012	2012	2012	2011
Transaction revenue (in thousands)	$54,589	$58,789	$57,493	$54,140	$47,541
Subscription revenue (in thousands)	$42,212	$35,723	$33,932	$33,281	$38,779
Other revenue (in thousands)	$4,974	$4,572	$4,971	$4,196	$4,939
Average transaction price (a)	$2.67	$2.63	$2.59	$2.53	$2.58
Transaction revenue per car sold (b)	$7.18	$6.47	$6.12	$8.61	$7.17
Average monthly subscription revenue per subscribing dealership (c) (d)	$749	$694	$697	$691	$813
Average monthly subscription revenue per subscribing dealership (excluding Chrome) (e)	$749	$694	$697	$691	$690

(a) Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket, Dealertrack Processing Solutions and Dealertrack Canada networks during a given period. Revenue used in calculation adds back transaction related contra-revenue.

(b) Represents transaction revenue (includes contra-revenue) divided by our estimate of total new and used car sales for the period in the U.S. and Canada.

(c) Revenue used in the calculation adds back subscription related contra-revenue.

(d) Subscribing dealers and subscription revenue from Dealertrack Central Dispatch have been excluded from the calculation as a majority of these customers are not dealers.

(e) Excludes subscription revenue from Chrome.

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